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                                                      Exhibit 24

                        POWER OF ATTORNEY

     We, the officers and directors of FirstEnergy Corp. who have signed this Power of Attorney, individually constitute and appoint
H. Peter Burg, Nancy C. Ashcom and Edward J. Udovich, and each of them, our true and lawful attorneys, with full power to act without the others and full power to substitute and resubstitute another individual to serve as our attorney,

(A) to sign for us, in our names and in the capacities indicated below, one or more Registration Statements on Form S-3, Form S-4 or Form S-8 or any other appropriate Form and any and all amendments to these Registration Statements (including post-effective amendments) for the registration under the Securities Act of 1933, as amended, of the shares of common stock of FirstEnergy, deferred compensation obligations of FirstEnergy and interests in employee benefits plans of FirstEnergy, as the case may be, to be issued in connection with employee benefits plans of FirstEnergy or its subsidiaries or predecessors, including:

       Amended FirstEnergy Corp. Deferred Compensation Plan for
         Directors
       FirstEnergy Corp. Executive Deferred Compensation Plan GPU Companies Employee Savings Plan for Nonbargaining
         Employees
       GPU Companies Employee Savings Plan for Employees
         Represented by IBEW System Council U-3
       GPU Companies Employee Savings Plan for Employees
         Represented by IBEW Local 459 or UWUA
         Local 180
       GPU Companies Employee Savings Plan for Employees
         Represented by IBEW Local 777
       GPU, Inc. 1990 Stock Plan for Employees of GPU, Inc. and
         Subsidiaries
       GPU Companies Deferred Compensation Plan
         Deferred Stock Unit Plan for Outside Directors of GPU,
         Inc.
       GPU, Inc. Stock Option and Restricted Stock Plan for MYR
         Group Inc. Employees

     and any other stock, stock option, restricted stock, deferred compensation or other benefit plan or successor plan maintained for the benefit of employees or directors of FirstEnergy or any of its subsidiaries or predecessors, and

(B) to file any of the Registration Statements mentioned, including a form of prospectus, and any and all amendments and post-effective amendments to these Registration Statements, with all exhibits, and any and all related documents, with the Securities and Exchange Commission.

     By signing this Power of Attorney we grant to the attorneys named above, and each of them, full power and authority to do and perform any and all acts and things necessary to be done in connection with the foregoing, as fully as we could do in person, and we ratify and confirm all that our attorneys, and each of them or their substitute or substitutes, may do or cause to be done by virtue of this Power of Attorney.

     We have signed our names in the capacities and on the dates indicated below.

     Signature                   Title               Date
     ---------                   -----               ----

  /s/ H. Peter Burg      Chairman of the Board, November 5, 2001
  -----------------      Chief Executive
    H. Peter Burg        Officer and Director


/s/ Anthony J. Alexander President and Director November 5, 2001
------------------------
  Anthony J. Alexander


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  /s/ Richard H. Marsh   Vice President and     November 5, 2001
  --------------------   Chief Financial Officer
   Richard H. Marsh


  /s/ Harvey L. Wagner       Controller         November 5, 2001
  --------------------
    Harvey L. Wagner


/s/ Dr. Carol A. Cartwright  Director           November 5, 2001
---------------------------
  Dr. Carol A. Cartwright


  /s/ William F. Conway      Director           November 5, 2001
  ---------------------
    William F. Conway


/s/ Robert B. Heisler, Jr.   Director           November 5, 2001
-------------------------
  Robert B. Heisler, Jr.


/s/ Robert L. Loughhead      Director           November 5, 2001
-----------------------
  Robert L. Loughhead


  /s/ Russell W. Maier       Director           November 5, 2001
  --------------------
    Russell W. Maier


  /s/ Paul J. Powers         Director           November 5, 2001
  ------------------
    Paul J. Powers


 /s/ Robert C. Savage        Director           November 5, 2001
 --------------------
   Robert C. Savage


  /s/ George M. Smart        Director           November 5, 2001
  -------------------
    George M. Smart


/s/ Jesse T. Williams, Sr.   Director           November 5, 2001
--------------------------
  Jesse T. Williams, Sr.